Exhibit 99.1

December 11, 2009

Mike Cahill
CEO
Tower Financial Corp.
116 East Berry Street
Fort Wayne, IN  46802

To The Board of Directors of Tower Financial Corporation:

With regret, I must tender my resignation as a director of Tower Financial Corporation, as well as Tower Bank, effective immediately.

The press of my other business interests has become such that I am no longer able to devote the necessary time to the fulfillment of my duties as a director and committee member.

Sincerely,

/s/: Michael S. Gouloff

Michael S. Gouloff